UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2009

DIGITAL ANGEL CORPORATION
 (Exact name of registrant as specified in its charter)

DELAWARE	0-26020	43-1641533
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

490 VILLAUME AVENUE SOUTH SAINT PAUL, MINNESOTA	55075
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 651-455-1621

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

McMurdo Purchase Agreement

On November 2, 2009, Digital Angel Corporation (the “Company”), together with its subsidiaries, Signature Industries Limited (“Signature”) and McMurdo Limited, entered into a definitive agreement to sell substantially all of the assets of Signature’s U.K.-based McMurdo business unit (“McMurdo”) for $10.0 million in cash (“the McMurdo Purchase Agreement”). The purchaser is France-based Orolia Group (“Orolia”), a high-technology firm specializing in positioning, navigation and timing solutions for critical operations.

McMurdo is a business unit of Signature and is included in the Company’s Emergency Identification segment which develops, manufactures and markets emergency identification products that are enabled through global positioning system technology and sold worldwide under the brand names SARBE™ and McMurdo™. The segment’s principal products are search and rescue beacons that safeguard people and high-value assets utilizing intelligent communications and emergency messaging services for telemetry, mobile data and satellite radio communications. McMurdo safety products are sold to a variety of commercial maritime, aviation and recreational customers.

The transaction is structured as a sale of the McMurdo assets and equity in McMurdo Limited, a special purpose subsidiary set up for purposes of the transaction, for cash consideration of $10.0 million (“Purchase Price”). At closing, Orolia will pay $8.5 million of the Purchase Price, which will be subject to adjustment for the actual inventory level (against estimated level) and certain trade payable balances at closing. Closing will occur upon satisfaction of all conditions precedent and is presently targeted for November 20, 2009. The Purchase Agreement obligates the sellers to indemnify Orolia for certain potential unforeseen claims, warranty or other indemnity issues. The remaining $1.5 million of the Purchase Price will be held in escrow for up to 12 months ($500,000 for 90 days, the remainder for 12 months) to satisfy any proper indemnity claims. The McMurdo Purchase Agreement provides for a break-up fee of $500,000 by either party to the other, if one party fails to close when all conditions are satisfied. Upon closing, Signature will retain the existing McMurdo accounts receivable and remaining accounts payable. In addition, both the Company and Orolia are issuing each other guarantees of performance to the other, thus the Company will guarantee Signature’s obligations under the McMurdo Purchase Agreement, on a fully subordinated basis.

The foregoing description of the transaction does not purport to be complete and is qualified in its entirety by reference to the complete text of the McMurdo Purchase Agreement and transaction documents.

On November 2, 2009, the Company issued a press release regarding the transaction. A copy of the press release is attached hereto as Exhibit 99.1, which is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in Exhibit 99.1 shall not be incorporated by reference into any filing under the Securities Exchange Act of 1934 or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Exhibit 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of the Company dated November 2, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL ANGEL CORPORATION

Date: November 6, 2009

By: /s/ Lorraine M. Breece
Name: Lorraine M. Breece
Title: Senior Vice President and
          Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of the Company dated November 2, 2009